UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ARTHUR J. GALLAGHER & CO.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

[COMPUTERSHARE LOGO]

Plan Managers

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	Computershare Trust Company, Inc. 2 North LaSalle Street Chicago Illinois 60602 Telephone 312 588 4753 www.computershare.com	USA Australia
Canada Channel Islands Germany Hong Kong Ireland New Zealand South Africa United Kingdom

Dear Shareholder:

Recently you were mailed proxy materials for the Arthur J. Gallagher & Co. 2004 Annual Meeting of Shareholders to be held on May 18, 2004. Unfortunately, we (Computershare Investor Services) inadvertently included the incorrect number of shares of Arthur J. Gallagher & Co. Common Stock held by you on your proxy card.

Enclosed is a new proxy card which now includes the correct number of shares of Arthur J. Gallagher & Co. Common Stock held by you as of the record date for the Annual Meeting, March 22, 2004. The matters to be voted upon are described in the proxy materials previously delivered to you. Those proxy materials govern your vote, and you should consult them prior to submitting your vote.

Whether or not you expect to attend the Annual Meeting, and whether or not you have previously returned the proxy card to the Company, please mark, date, sign and return promptly the enclosed proxy card in the accompanying envelope, which requires no postage if mailed in the United States. If you attend the Annual Meeting, having returned the enclosed proxy card will not restrict your right to vote in person.

To ensure that a quorum is present at the Annual Meeting and to avoid any additional expense to the Company, we urge you to return the enclosed proxy card immediately.

Your vote is important to the Company. We apologize for any inconvenience and thank you for your cooperation. If you have any questions, regarding this matter, please contact us at 312-588-4753.

Sincerely,

Computershare Investor Services

MR A SAMPLE

DESIGNATION (IF ANY)

ADD 1

ADD 2

ADD 3

ADD 4

ADD 5

ADD 6

Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors

1. The Board of Directors recommends a vote FOR the listed nominees.

Class II Nominees for term expiring in 2007:

For Withhold

01—T. Kimball Brooker

02—Robert E. Gallagher

03—David S. Johnson

B Issue

The Board of Directors recommends a vote FOR the following proposal.

For Against Abstain

2. Ratification of the appointment of Ernst & Young LLP as the independent auditors of the Company for 2004.

C Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

IMPORTANT: Please sign your name exactly as it appears above. In the case of joint holders, all should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature 1—Please keep signature within the box

Signature 2—Please keep signature within the box

Date (mm/dd/yyyy)

Proxy—Arthur J. Gallagher & Co.

Two Pierce Place

Itasca, Illinois 60143

This Proxy is Solicited on Behalf of the Board of Directors

The stockholder hereby appoints Robert E. Gallagher and J. Patrick Gallagher, Jr., or either of them, as attorneys and proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated herein, all the shares of voting stock of Arthur J. Gallagher & Co. held of record by the stockholder on March 22, 2004, at the Annual Meeting of Stockholders to be held on May 18, 2004 or any adjournment thereof.

In Their Discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the stockholder. If no direction is made, this proxy will be voted for Proposals 1 and 2. This proxy is revocable at any time.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

(Continued and to be signed on reverse side.)